Exhibit 99.1

Press Release

January 28, 2020	Contact Information:

For Immediate Release	Rob McCarthy
Vice President - Investor Relations
414.223.1615

Rexnord Reports Q3 FY2020 Financial Results
Call scheduled for Wednesday, January 29, 2020 at 8:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Rexnord Corporation (NYSE:RXN)
Third Quarter Highlights
•Net sales were $492 million and increased 1% year over year (+1% core sales(1), +1% acquisitions, -1% foreign currency translation).
•Net income from continuing operations was $48 million (diluted EPS of $0.39), compared with $53 million (diluted EPS of $0.43) in the year-ago quarter.
•Net income(2) was $46 million (diluted EPS of $0.39), compared with $20 million (diluted EPS of $0.21), including a $28 million loss from discontinued operations in the year-ago quarter.
•Adjusted EPS(1) was $0.48 compared with $0.47 in the year-ago quarter.
•Adjusted EBITDA(1) was $107 million (21.8% of net sales) compared with $103 million (21.3% of net sales) in last year's third quarter.
•Net debt leverage ratio decreased to 1.9x; refinanced existing term loan and repaid $100 million of principal.
•Closed Water Management acquisition of Just Manufacturing Co. in January.

Todd Adams, President and Chief Executive Officer, commented, “We delivered another set of solid operating results in our third quarter and continue to demonstrate our ability to deliver improving margins and cash flow within a broadly stagnant macro environment. Both platforms continue to make important progress with our strategic initiatives around simplification and structural cost reduction and with our DiRXN (pronounced “Direction”) digital enterprise strategy. The investments we’ve made to expand our relative exposure to more stable growth areas and to develop innovative product and service solutions supports our optimism as we navigate our fourth quarter and look into the coming fiscal year. Our free cash flow has increased by more than 25% through the first nine months of the fiscal year, and we repurchased $20 million of our shares in the third quarter. As we announced yesterday, our Board has approved an enhanced capital allocation strategy, which includes an increase in our share repurchase authority and the first common stock dividend since our initial public offering.”
“Our Process & Motion Control (“PMC”) platform continued to deliver additional margin expansion in the quarter within a flattish core growth environment that is inclusive of our product line simplification initiatives. We continue to deliver growth in our consumer-facing and aerospace end markets, while demand conditions across our process industry end markets remained weak into the end of the calendar year. Our development of scalable capabilities for our connected gear products is advancing rapidly, and we expect that our connected products will make a more substantial contribution to PMC’s sales over the next year.”
“Our Water Management platform continues to deliver solid core growth and additional margin expansion as we benefit from our strategic market expansion initiatives and solid activity levels across our North American institutional construction end market and in key commercial verticals. Our pilot installations and sales funnels for our connected products continue to expand nicely as interest from building owners and operators is growing across several high-potential end-market verticals. We expect a growing impact on our sales growth from digitally-enabled products for retrofit applications in particular as we move through our fourth quarter and into our fiscal 2021.”

Fiscal 2020 Outlook
Adams continued, “With one quarter to go in our fiscal 2020, we’re updating our outlook for net income from continuing operations to be between $192 million and $195 million and narrowing the range of our guidance for Adjusted EBITDA(1) from $460 million to $467 million to $460 million to $464 million to primarily reflect the estimated impact of the suspension of 737MAX aircraft production in our fourth quarter. We continue to expect our free cash flow to exceed net income.”
Third Quarter Fiscal 2020 Segment Highlights
Process & Motion Control
        PMC net sales were $327.5 million in the third quarter of fiscal 2020 compared to $326.7 million in the third quarter of fiscal 2019. Excluding a 1% increase in sales associated with the acquisition of Centa China and a 1% unfavorable impact from foreign currency translation, core sales were flat year over year as sales growth in our aerospace and consumer-facing end markets was offset by softer demand across several of our industrial process end markets, coupled with the impact of our ongoing product line simplification initiatives.
        PMC income from operations for the third quarter of fiscal 2020 was $53.6 million, or 16.4% of net sales. Income from operations as a percentage of net sales increased by 10 basis points year over year as higher year over year restructuring costs associated with our ongoing footprint repositioning initiatives were more than offset by RBS-led productivity gains and benefits from our completed footprint repositioning actions.
        Adjusted EBITDA(1) in the third quarter was $74.3 million. Adjusted EBITDA as a percentage of net sales increased by 40 basis points year over year to 22.7%.
Water Management
        Water Management net sales were $164.2 million in the third quarter of fiscal 2020, an increase of 4% year over year. Excluding a 1% year over year increase in net sales resulting from our acquisition of Stainlessdrains.com, core sales increased 3% in the third quarter of fiscal 2020 as a result of increased demand across our North American building construction end markets, partially offset by a modest impact of our ongoing product line simplification initiatives.
        Water Management income from operations was $37.6 million for the third quarter of fiscal 2020, or 22.9% of net sales. Income from operations as a percentage of net sales increased by 200 basis points year over year primarily due to the increase in sales and benefits associated with ongoing cost reduction and productivity initiatives and a reduction in the adjustment to state inventories at last-in-first-out cost.
        Adjusted EBITDA(1) in the third quarter was $42.7 million or 26.0% of net sales. Adjusted EBITDA as a percentage of net sales increased by 40 basis points year over year.

(1) Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.
(2) Reflects net income/loss attributable to Rexnord common stockholders

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions (such as the StainlessDrains.com and Centa China acquisitions), divestitures (such as the VAG business) and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations (such as VAG), gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Rexnord common stockholders and net income per diluted share attributable to Rexnord common stockholders, respectively.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way. We may also periodically refer to “underlying ROIC” which adjusts total invested capital by reversing the effects on current capital structure of the 2006 leveraged buyout of the then privately-held Company by a separate private owner.
About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,700 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.
Conference Call Details
Rexnord will hold a conference call on Wednesday, January 29, 2020 at 8:00 a.m. Eastern Time to discuss its fiscal 2020 third quarter results, provide a general business update and respond to investor questions. Rexnord President and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 866-211-3116
International toll #: 647-689-6577
Access Code: 5794004

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.rexnordcorporation.com) at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available from 11:00 a.m. Eastern Time on January 29, 2020, until 11:59 p.m. Eastern Time on February 12, 2020. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The passcode for the replay is: 5794004. The replay will also be available as a webcast on Rexnord's investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actions, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Form 10-K for the fiscal year ended March 31, 2019 as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$491.7	$485.0	$1,521.3	$1,513.4
Cost of sales	300.0	300.7	919.8	930.4
Gross profit	191.7	184.3	601.5	583.0
Selling, general and administrative expenses	101.7	102.4	320.0	323.8
Restructuring and other similar charges	3.6	2.6	8.9	9.4
Amortization of intangible assets	8.8	8.4	26.3	25.4
Income from operations	77.6	70.9	246.3	224.4
Non-operating expense:
Interest expense, net	(14.4)	(16.8)	(45.2)	(54.1)
(Loss) gain on the extinguishment of debt	(2.2)	5.0	1.0	5.0
Other income (expense), net	0.8	1.6	(1.0)	3.3
Income before income taxes	61.8	60.7	201.1	178.6
Provision for income taxes	(13.4)	(9.1)	(47.7)	(40.8)
Equity method investment income	—	1.3	0.2	3.5
Net income from continuing operations	48.4	52.9	153.6	141.3
Loss from discontinued operations, net of tax	—	(27.8)	(1.8)	(154.3)
Net income (loss)	48.4	25.1	151.8	(13.0)
Non-controlling interest (loss) income	(0.1)	(0.3)	0.2	(0.1)
Net income (loss) attributable to Rexnord	48.5	25.4	151.6	(12.9)
Dividends on preferred stock	(2.8)	(5.8)	(14.4)	(17.4)
Net income (loss) attributable to Rexnord common stockholders	$45.7	$19.6	$137.2	$(30.3)

Basic net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.40	$0.45	$1.28	$1.19
Discontinued operations	$—	$(0.27)	$(0.02)	$(1.48)
Net income (loss)	$0.40	$0.19	$1.27	$(0.29)
Diluted net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.39	$0.43	$1.24	$1.15
Discontinued operations	$—	$(0.23)	$(0.01)	$(1.25)
Net income (loss)	$0.39	$0.21	$1.22	$(0.10)
Weighted-average number of shares outstanding (in thousands):
Basic	113,448	104,777	108,250	104,562
Effect of dilutive equity securities	10,235	18,268	15,560	18,773
Diluted	123,683	123,045	123,810	123,335

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Third quarter ended December 31, 2019
(in Millions) (Unaudited)

	Third Quarter Ended December 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$491.7		$—			$491.7

EBITDA	99.2		7.8	(a)		107.0
Depreciation and amortization	(21.6)		0.6	(d)		(21.0)
Income from operations	77.6		8.4	(b)		86.0

Income before income taxes	61.8		14.2	(c)		76.0
Provision for income taxes and indicated rate	(13.4)	21.7%	(3.6)		25.4%	(17.0)	22.4%
Equity method investment income	—		—			—
Net income from continuing operations	48.4		10.6			59.0

Loss from discontinued operations, net of tax	—		—			—
Net income	48.4		10.6			59.0

Non-controlling interest loss	(0.1)		0.1			—
Net income attributable to Rexnord	48.5		10.5			59.0

Dividends on preferred stock	(2.8)		2.8			—
Net income attributable to Rexnord common stockholders	$45.7		$13.3			$59.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.6		$3.6			$3.6
Other, net (1)	(0.2)		(0.2)			(0.2)
Last-in-first-out inventory adjustments	(1.5)		(1.5)			—
Stock-based compensation expense	5.9		5.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.6			0.6
Amortization of intangible assets	—		—			8.8
Other income, net (3)	—		—			(0.8)
Loss on the extinguishment of debt	—		—			2.2
Total Adjustments	$7.8		$8.4			$14.2
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended December 31, 2019
(in Millions) (Unaudited)

	Nine Months Ended December 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,521.3		$—			$1,521.3

EBITDA	310.6		25.6	(a)		336.2
Depreciation and amortization	(64.3)		1.9	(d)		(62.4)
Income from operations	246.3		27.5	(b)		273.8

Income before income taxes	201.1		37.3	(c)		238.4
Provision for income taxes and indicated rate	(47.7)	23.7%	(9.3)		24.9%	(57.0)	23.9%
Equity method investment income	0.2		(0.2)			—
Net income from continuing operations	153.6		27.8			181.4

Loss from discontinued operations, net of tax	(1.8)		1.8			—
Net income	151.8		29.6			181.4

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Rexnord	151.6		29.8			181.4

Dividends on preferred stock	(14.4)		14.4			—
Net income attributable to Rexnord common stockholders	$137.2		$44.2			$181.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$8.9		$8.9			$8.9
Acquisition-related fair value adjustment	0.7		0.7			0.7
Other, net (1)	(0.5)		(0.5)			(0.5)
Last-in-first-out inventory adjustments	(2.2)		(2.2)			—
Stock-based compensation expense	18.7		18.7			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.9			1.9
Amortization of intangible assets	—		—			26.3
Other expense, net (3)	—		—			1.0
Gain on the extinguishment of debt	—		—			(1.0)
Total Adjustments	$25.6		$27.5			$37.3
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Third quarter ended December 31, 2018
(in Millions) (Unaudited)

	Third Quarter Ended December 31, 2018
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$485.0		$—			$485.0

EBITDA	92.8		10.3	(a)		103.1
Depreciation and amortization	(21.9)		1.2	(d)		(20.7)
Income from operations	70.9		11.5	(b)		82.4

Income before income taxes	60.7		7.3	(c)		68.0
Provision for income taxes and indicated rate	(9.1)	15.0%	(1.5)		20.5%	(10.6)	15.6%
Equity method investment income	1.3		(1.3)			—
Net income from continuing operations	52.9		4.5			57.4

Loss from discontinued operations, net of tax	(27.8)		27.8			—
Net income	25.1		32.3			57.4

Non-controlling interest loss	(0.3)		0.3			—
Net income attributable to Rexnord	25.4		32.0			57.4

Dividends on preferred stock	(5.8)		5.8			—
Net income attributable to Rexnord common stockholders	$19.6		$37.8			$57.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.6		$2.6			$2.6
Acquisition-related fair value adjustment	0.3		0.3			0.3
Other, net (1)	1.4		1.4			1.4
Last-in-first-out inventory adjustments	0.3		0.3			—
Stock-based compensation expense	5.7		5.7			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.2			1.2
Amortization of intangible assets	—		—			8.4
Other income, net (3)	—		—			(1.6)
Gain on the extinguishment of debt	—		—			(5.0)
Total Adjustments	$10.3		$11.5			$7.3
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended December 31, 2018
(in Millions) (Unaudited)

	Nine Months Ended December 31, 2018
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,513.4		$—			$1,513.4

EBITDA	290.4		32.5	(a)		322.9
Depreciation and amortization	(66.0)		3.7	(d)		(62.3)
Income from operations	224.4		36.2	(b)		260.6

Income before income taxes	178.6		35.2	(c)		213.8
Provision for income taxes and indicated rate	(40.8)	22.8%	(8.6)		24.4%	(49.4)	23.1%
Equity method investment income	3.5		(3.5)			—
Net income from continuing operations	141.3		23.1			164.4

Loss from discontinued operations, net of tax	(154.3)		154.3			—
Net (loss) income	(13.0)		177.4			164.4

Non-controlling interest loss	(0.1)		0.1			—
Net (loss) income attributable to Rexnord	(12.9)		177.3			164.4

Dividends on preferred stock	(17.4)		17.4			—
Net (loss) income attributable to Rexnord common stockholders	$(30.3)		$194.7			$164.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$9.4		$9.4			$9.4
Acquisition-related fair value adjustment	3.5		3.5			3.5
Other, net (1)	1.5		1.5			1.5
Last-in-first-out inventory adjustments	0.8		0.8			—
Stock-based compensation expense	17.3		17.3			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		3.7			3.7
Amortization of intangible assets	—		—			25.4
Other income, net (3)	—		—			(3.3)
Gain on the extinguishment of debt	—		—			(5.0)
Total Adjustments	$32.5		$36.2			$35.2
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Third quarter ended December 31, 2019 and December 31, 2018
(in Millions, except share and per share amounts) (Unaudited)

	Third Quarter Ended		Nine Months Ended
Adjusted EBITDA	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss) attributable to Rexnord common stockholders	$45.7	$19.6	$137.2	$(30.3)
Dividends on preferred stock	2.8	5.8	14.4	17.4
Non-controlling interest (loss) income	(0.1)	(0.3)	0.2	(0.1)
Loss from discontinued operations, net of tax	—	27.8	1.8	154.3
Equity method investment income	—	(1.3)	(0.2)	(3.5)
Provision for income taxes	13.4	9.1	47.7	40.8
Other (income) expense, net (1)	(0.8)	(1.6)	1.0	(3.3)
Loss (gain) on the extinguishment of debt	2.2	(5.0)	(1.0)	(5.0)
Interest expense, net	14.4	16.8	45.2	54.1
Income from operations	$77.6	$70.9	$246.3	224.4

Adjustments
Depreciation and amortization	$21.6	$21.9	$64.3	66.0
Restructuring and other similar charges	3.6	2.6	8.9	9.4
Acquisition-related fair value adjustment	—	0.3	0.7	3.5
Stock-based compensation expense	5.9	5.7	18.7	17.3
Last-in first-out inventory adjustments	(1.5)	0.3	(2.2)	0.8
Other, net (2)	(0.2)	1.4	(0.5)	1.5
Subtotal of adjustments	29.4	32.2	89.9	98.5
Adjusted EBITDA	$107.0	$103.1	$336.2	$322.9
____________________
(1)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(2)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.

	Third Quarter Ended		Nine Months Ended
Adjusted Net Income and Earnings Per Share	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss) attributable to Rexnord common stockholders	$45.7	$19.6	$137.2	$(30.3)
Dividends on preferred stock	2.8	5.8	14.4	17.4
Non-controlling interest (loss) income	(0.1)	(0.3)	0.2	(0.1)
Loss from discontinued operations, net of tax	—	27.8	1.8	154.3
Equity method investment income	—	(1.3)	(0.2)	(3.5)
Loss (gain) on the extinguishment of debt	2.2	(5.0)	(1.0)	(5.0)
Amortization of intangible assets	8.8	8.4	26.3	25.4
Restructuring and other similar charges	3.6	2.6	8.9	9.4
Supply chain optimization and footprint repositioning initiatives (1)	0.6	1.2	1.9	3.7
Acquisition-related fair value adjustment	—	0.3	0.7	3.5
Other (income) expense, net (2)	(0.8)	(1.6)	1.0	(3.3)
Other, net (3)	(0.2)	1.4	(0.5)	1.5
Tax effect on above items	(3.6)	(1.5)	(9.3)	(8.6)
Adjusted net income	$59.0	$57.4	$181.4	$164.4

GAAP diluted net income per share from continuing operations	$0.39	$0.43	$1.24	$1.15
Adjusted earnings per share - diluted	$0.48	$0.47	$1.47	$1.33

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	113,448	104,777	108,250	104,562
Effect of dilutive equity securities	10,235	18,268	15,560	18,773
Adjusted diluted weighted-average shares	123,683	123,045	123,810	123,335
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.

	Third Quarter Ended
	December 31, 2019			December 31, 2018
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$53.6	$37.6	$(13.6)	$53.4	$33.1	$(15.6)
Operating margin	16.4%	22.9%		16.3%	20.9%

Depreciation and amortization	14.9	6.6	0.1	15.5	6.2	0.2
Restructuring and other similar charges	3.2	0.4	—	0.8	0.5	1.3
Acquisition-related fair value adjustment	—	—	—	0.2	0.1	—
Stock-based compensation expense	1.8	0.6	3.5	1.5	0.5	3.7
Last-in first-out inventory adjustments	1.0	(2.5)	—	0.2	0.1	—
Other, net	(0.2)	—	—	1.4	—	—
Adjusted EBITDA	$74.3	$42.7	$(10.0)	$73.0	$40.5	$(10.4)
Adjusted EBITDA margin	22.7%	26.0%		22.3%	25.6%

	Nine Months Ended
	December 31, 2019			December 31, 2018
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$167.0	$121.3	$(42.0)	$159.7	$110.9	$(46.2)
Operating margin	16.8%	23.0%		15.8%	21.9%

Depreciation and amortization	44.5	19.5	0.3	46.9	18.6	0.5
Restructuring and other similar charges	8.1	0.8	—	5.5	0.9	3.0
Acquisition-related fair value adjustment	0.4	0.3	—	3.4	0.1	—
Stock-based compensation expense	5.2	1.7	11.8	4.5	1.0	11.8
Last-in first-out inventory adjustments	1.1	(3.3)	—	0.7	0.1	—
Other, net	(0.5)	—	—	1.5	—	—
Adjusted EBITDA	$225.8	$140.3	$(29.9)	$222.2	$131.6	$(30.9)
Adjusted EBITDA margin	22.7%	26.6%		22.0%	26.0%

	Nine Months Ended
	December 31, 2019	December 31, 2018
Cash provided by operating activities	$174.7	$145.3
Expenditures for property, plant and equipment	(25.5)	(26.5)
Free cash flow	$149.2	$118.8

Fiscal 2020 Earnings Outlook Reconciliation (1)	Earnings Guidance for
the Fiscal Year Ending
March 31, 2020
Net income from continuing operations attributable to Rexnord common stockholders	$192 million to $195 million
Dividends on preferred stock	14
Provision for income taxes	70
Interest expense, net	59
Depreciation and amortization	87
Restructuring and other similar charges	13
Stock-based compensation expense	25
Adjusted EBITDA	$460 million to $464 million
____________________
(1)Our outlook is based upon the extent of information available as of the date of this filing regarding events and conditions that will impact our future operating results for our fiscal year 2020. Our actual results may be materially impacted by events for which information is not available, such as asset impairments, purchase accounting effects related to future acquisitions, future restructuring actions, gains (losses) recognized on the disposal of tangible and intangible assets, gains (losses) on extinguishment of debt, actuarial gains (losses) on our defined benefit plans, and other gains (losses) related to events or conditions not yet known. Consequently, we have not included incremental gains or (losses) for these items in our forward-looking guidance since that information is not reasonably available.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in Millions)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss) attributable to Rexnord	$48.5	$25.4	$151.6	$(12.9)
Other comprehensive income (loss):
Foreign currency translation adjustments	7.3	(10.4)	(8.2)	(47.0)
Reclassification of foreign currency translation adjustments upon sale of business	—	19.7	—	19.7
Net change in unrealized losses on interest rate derivatives, net of tax	—	0.3	—	4.3
Change in pension and postretirement defined benefit plans, net of tax	—	(0.2)	0.4	—
Other comprehensive income (loss), net of tax	7.3	9.4	(7.8)	(23.0)
Non-controlling interest (loss) income	(0.1)	(0.3)	0.2	(0.1)
Total comprehensive income (loss)	$55.7	$34.5	$144.0	$(36.0)

Rexnord Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	December 31, 2019	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$277.0	$292.5
Receivables, net	283.1	334.3
Inventories	349.3	316.5
Income tax receivable	11.2	3.3
Other current assets	48.0	36.3
Total current assets	968.6	982.9
Property, plant and equipment, net	372.8	383.0
Intangible assets, net	492.5	511.5
Goodwill	1,311.4	1,299.7
Other assets	116.3	82.6
Total assets	$3,261.6	$3,259.7
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$1.4	$1.2
Trade payables	178.4	191.7
Compensation and benefits	47.4	63.7
Current portion of pension and postretirement benefit obligations	3.3	3.3
Other current liabilities	116.8	137.1
Total current liabilities	347.3	397.0

Long-term debt	1,147.2	1,236.8
Pension and postretirement benefit obligations	150.5	158.0
Deferred income taxes	130.2	125.9
Other liabilities	118.2	111.0
Total liabilities	1,893.4	2,028.7

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 121,855,827 at December 31, 2019 and 104,842,299 at March 31, 2019	1.2	1.0
Preferred stock, $0.01 par value; 10,000,000 shares authorized; shares of 5.75% Series A Mandatory Convertible Preferred Stock issued and outstanding: 0 at December 31, 2019 and 402,500 at March 31, 2019	0.0	0.0
Additional paid-in capital	1,320.9	1,293.5
Retained earnings	147.9	30.7
Accumulated other comprehensive loss	(104.4)	(96.6)
Total Rexnord stockholders' equity	1,365.6	1,228.6
Non-controlling interest	2.6	2.4
Total stockholders' equity	1,368.2	1,231.0
Total liabilities and stockholders' equity	$3,261.6	$3,259.7

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Nine Months Ended
	December 31, 2019	December 31, 2018
Operating activities
Net income (loss)	$151.8	$(13.0)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	38.0	44.7
Amortization of intangible assets	26.3	25.7
Non-cash discontinued operations asset impairment	—	126.0
Non-cash loss on sale of discontinued operations	—	19.7
Deferred income taxes	4.9	(19.1)
Other non-cash charges	1.3	6.6
Gain on the extinguishment of debt	(1.0)	(5.0)
Stock-based compensation expense	18.7	17.3
Changes in operating assets and liabilities:
Receivables	34.4	16.7
Inventories	(34.4)	(53.4)
Other assets	(18.2)	3.0
Accounts payable	(12.4)	(21.0)
Accruals and other	(34.7)	(2.9)
Cash provided by operating activities	174.7	145.3

Investing activities
Expenditures for property, plant and equipment	(25.5)	(26.5)
Acquisitions, net of cash acquired	(25.1)	(2.0)
Proceeds from dispositions of long-lived assets	2.9	3.5
Cash dividend from equity method investment	—	1.3
Net (payments) proceeds associated with divestiture of discontinued operations	(1.3)	9.0
Cash used for investing activities	(49.0)	(14.7)

Financing activities
Proceeds from borrowings of debt	725.0	249.8
Repayments of debt	(835.3)	(272.7)
Proceeds from exercise of stock options	16.8	6.6
Taxes withheld and paid on employees' share-based payment awards	(7.6)	(3.2)
Repurchase of common stock	(20.0)	—
Payments of preferred stock dividends	(17.4)	(17.4)
Cash used for financing activities	(138.5)	(36.9)
Effect of exchange rate changes on cash and cash equivalents	(2.7)	(14.2)
(Decrease) increase in cash and cash equivalents	(15.5)	79.5
Cash, cash equivalents and restricted cash at beginning of period	292.5	217.6
Cash, cash equivalents and restricted cash at end of period	$277.0	$297.1

Rexnord Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Fiscal Year 2020
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter	Fiscal Year
Process & Motion Control
Net sales	$330.1		$337.0		$327.5			$994.6

Income from operations & margin	55.1	16.7%	58.3	17.3%	53.6	16.4%		167.0	16.8%
Depreciation & amortization	14.6		15.0		14.9			44.5
EBITDA & margin	69.7	21.1%	73.3	21.8%	68.5	20.9%		211.5	21.3%
Adjustments	4.2		4.3		5.8			14.3
Adjusted EBITDA & margin	$73.9	22.4%	$77.6	23.0%	$74.3	22.7%		$225.8	22.7%

Year-over-year sales growth
Core growth	1%		(2)%		—%			—%
Acquisition / divestiture	1%		1%		1%			1%
Currency translation	(3)%		(2)%		(1)%			(2)%
Total reported	(1)%		(3)%		—%			(1)%

Water Management
Net sales	$178.2		$184.3		$164.2			$526.7

Income from operations & margin	40.0	22.4%	43.7	23.7%	37.6	22.9%		121.3	23.0%
Depreciation & amortization	6.3		6.6		6.6			19.5
EBITDA & margin	46.3	26.0%	50.3	27.3%	44.2	26.9%		140.8	26.7%
Adjustments	0.8		0.2		(1.5)			(0.5)
Adjusted EBITDA & margin	$47.1	26.4%	$50.5	27.4%	$42.7	26.0%		$140.3	26.6%

Year-over-year sales growth
Core growth	4%		4%		3%			3%
Acquisition / divestiture	—%		1%		1%			1%
Currency translation	—%		—%		—%			—%
Total reported	4%		5%		4%			4%

Corporate
Income from operations	(14.9)		(13.5)		(13.6)			(42.0)
Depreciation & amortization	0.1		0.1		0.1			0.3
EBITDA	(14.8)		(13.4)		(13.5)			(41.7)
Adjustments	4.8		3.5		3.5			11.8
Adjusted EBITDA	$(10.0)		$(9.9)		$(10.0)			$(29.9)

Total Rexnord
Net sales	$508.3		$521.3		$491.7			$1,521.3

Income from operations & margin	80.2	15.8%	88.5	17.0%	77.6	15.8%		246.3	16.2%
Depreciation & amortization	21.0		21.7		21.6			64.3
EBITDA & margin	101.2	19.9%	110.2	21.1%	99.2	20.2%		310.6	20.4%
Adjustments	9.8		8.0		7.8			25.6
Adjusted EBITDA & margin	$111.0	21.8%	$118.2	22.7%	$107.0	21.8%		$336.2	22.1%

Year-over-year sales growth
Core growth	2%		—%		1%			1%
Acquisition / divestiture	1%		1%		1%			1%
Currency translation	(2)%		(2)%		(1)%			(1)%
Total reported	1%		(1)%		1%			1%

	Fiscal Year 2019
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Fiscal Year
Process & Motion Control
Net sales	$332.4		$348.7		$326.7		$372.8		$1,380.6

Income from operations & margin	49.9	15.0%	56.4	16.2%	53.4	16.3%	66.4	17.8%	226.1	16.4%
Depreciation & amortization	15.9		15.5		15.5		15.5		62.4
EBITDA & margin	65.8	19.8%	71.9	20.6%	68.9	21.1%	81.9	22.0%	288.5	20.9%
Adjustments	5.8		5.7		4.1		8.2		23.8
Adjusted EBITDA & margin	$71.6	21.5%	$77.6	22.3%	$73.0	22.3%	$90.1	24.2%	$312.3	22.6%

Year-over-year sales growth
Core growth	3%		7%		4%		3%		4%
Acquisition / divestiture	11%		10%		10%		3%		8%
Currency translation	2%		(1)%		(2)%		(3)%		(1)%
Total reported	16%		16%		12%		3%		11%

Water Management
Net sales	$171.2		$176.1		$158.3		$164.7		$670.3

Income from operations & margin	36.5	21.3%	41.3	23.5%	33.1	20.9%	28.8	17.5%	139.7	20.8%
Depreciation & amortization	6.2		6.2		6.2		6.3		24.9
EBITDA & margin	42.7	24.9%	47.5	27.0%	39.3	24.8%	35.1	21.3%	164.6	24.6%
Adjustments	0.7		0.2		1.2		5.3		7.4
Adjusted EBITDA & margin	$43.4	25.4%	$47.7	27.1%	$40.5	25.6%	$40.4	24.5%	$172.0	25.7%

Year-over-year sales growth
Core growth	7%		12%		10%		5%		8%
Acquisition / divestiture	3%		3%		—%		—%		2%
Currency translation	—%		—%		—%		—%		—%
Total reported	10%		15%		10%		5%		10%

Corporate
Income from operations	(14.3)		(16.3)		(15.6)		(14.0)		(60.2)
Depreciation & amortization	0.1		0.2		0.2		0.1		0.6
EBITDA	(14.2)		(16.1)		(15.4)		(13.9)		(59.6)
Adjustments	4.2		5.6		5.0		3.3		18.1
Adjusted EBITDA	$(10.0)		$(10.5)		$(10.4)		$(10.6)		$(41.5)

Total Rexnord
Net sales	$503.6		$524.8		$485.0		$537.5		$2,050.9

Income from operations & margin	72.1	14.3%	81.4	15.5%	70.9	14.6%	81.2	15.1%	305.6	14.9%
Depreciation & amortization	22.2		21.9		21.9		21.9		87.9
EBITDA & margin	94.3	18.7%	103.3	19.7%	92.8	19.1%	103.1	19.2%	393.5	19.2%
Adjustments	10.7		11.5		10.3		16.8		49.3
Adjusted EBITDA & margin	$105.0	20.8%	$114.8	21.9%	$103.1	21.3%	$119.9	22.3%	$442.8	21.6%

Year-over-year sales growth
Core growth	4%		9%		6%		4%		6%
Acquisition / divestiture	8%		8%		7%		2%		6%
Currency translation	2%		(1)%		(2)%		(2)%		(1)%
Total reported	14%		16%		11%		4%		11%